Exhibit 1.5

CITIGROUP GLOBAL MARKETS HOLDINGS INC.

Medium-Term Senior Notes, Series N

AMENDED AND RESTATED GLOBAL SELLING AGENCY AGREEMENT

New York, New York

To the Agents listed on Schedule I hereto

Ladies and Gentlemen:

This Amended and Restated Global Selling Agency Agreement (the “Agreement”) amends and restates in its entirety the Global Selling Agency Agreement, dated March 8, 2016, among Citigroup Global Markets Holdings Inc., a corporation organized and existing under the laws of the State of New York (the “Company”), Citigroup Inc., a Delaware corporation (the “Guarantor”), and each of you (each, an “Agent”). The Company and the Guarantor confirm their agreement with each of you with respect to the issue and sale by the Company of its Medium-Term Senior Notes, Series N (the “Notes”), in fully registered form only, which Notes are fully and unconditionally guaranteed (the “Guarantee”) by the Guarantor. The Notes may be denominated in U.S. dollars, foreign currencies or composite currencies (the “Specified Currency”) and will have the interest rates, maturities, redemption provisions and other terms as may be specified in the applicable supplements to the MTN Prospectus (as defined below).

The Notes will be issued under an indenture (as supplemented from time to time, the “Indenture”), dated as of March 8, 2016, between the Company, the Guarantor and The Bank of New York Mellon, as trustee (the Trustee or such other replacement or successor trustee as may be named for such senior debt securities, the “Trustee”).

The Notes will be issued, and the terms thereof established, in accordance with the Indenture and the Notes Administrative Procedures attached hereto as Exhibit A (the “Procedures”) (unless a Terms Agreement (as defined in Section 2(b)) modifies or otherwise supersedes such Procedures with respect to the Notes issued pursuant to such Terms Agreement). The Procedures may only be amended by written agreement of the Company, the Guarantor and Citigroup Global Markets Inc. (the “Lead Agent”), with notice to the Trustee.

Unless otherwise specified herein, any reference to “Rule [number]” shall mean a rule under the Securities Act of 1933, as amended (the “Securities Act”). As used herein, the term “Registration Statement” shall mean the registration statement, on Form S-3 under the Securities Act (File No. 333-[                ]) prepared by the Guarantor and filed with the Securities and Exchange Commission (the “Commission”), as amended by Pre-Effective Amendment No. 1 thereto prepared by the Guarantor and filed with the Commission, including exhibits and financial statements but excluding all Forms T-1, and any prospectus, prospectus supplement, product supplement or pricing supplement relating to the Notes that is filed therein or with the Commission pursuant to Rule 424(b) and deemed part of such shelf registration statement pursuant to Rule 430B, as amended on each Effective Date (as defined below) and, in the event any post-effective amendment thereto or any Rule 462(b) registration statement becomes effective prior to the applicable Time of Sale or Settlement Date (each, as defined in Section 1(c) below), shall also mean such registration statement as so amended or such Rule 462(b) registration statement; the term “MTN Prospectus” shall mean (i) the base prospectus dated                , filed by the Company and the Guarantor with the Commission pursuant to Rule 424(b) on and (ii) the prospectus supplement related to the Notes dated                filed by the Company and the Guarantor with the Commission pursuant to Rule 424(b) on                ; the term “Final Prospectus”, with respect to a series of Notes, shall mean (w) the MTN Prospectus, (x) any applicable product supplement filed by the Company and the Guarantor with the Commission pursuant to Rule 424(b), (y) the applicable final pricing supplement first filed with the Commission pursuant to Rule 424(b) after the applicable Time of Sale (the “Final Supplement”), and (z) any other applicable supplement to the MTN Prospectus (except a Preliminary Prospectus); the term “Preliminary Prospectus”, with respect to a series of Notes, means any applicable preliminary prospectus supplement or preliminary pricing supplement which is used prior to the filing of the applicable final prospectus supplement or final pricing supplement; and the term “Disclosure Package” shall mean (a) the MTN Prospectus, as amended and supplemented most recently prior to the Time of Sale, (b) any applicable product supplement and/or other supplement referred to in the applicable Preliminary Prospectus filed with the Commission pursuant to Rule 424(b) most recently prior to the Time of Sale, (c) any applicable Preliminary Prospectus used most recently prior to the Time of Sale, (d) any applicable Final Term Sheet (as defined in Section 4(g) below), (e) if no applicable Final Term Sheet, the final terms of the Notes set forth in the applicable Final Supplement, and (f) any applicable issuer free writing prospectus, as defined in Rule 433 (each an “Issuer Free Writing Prospectus”), filed with the Commission under Rule 433 prior to the Time of Sale.

Any reference herein to the Registration Statement, the MTN Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934 (the “Exchange Act”) on or before the most recent date and time that the Registration Statement, any post-effective amendment or amendments thereto became or become effective (the “Effective Date”) or the issue date of the MTN Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the MTN Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the MTN Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. For purposes of this Agreement, the term “you” shall refer to you and any other Agent collectively and, in acting under this Agreement, each of you is acting individually and not jointly. In the event that the Lead Agent does not participate in the offer and sale of any series of Notes, the participating Agent will be treated as the Lead Agent in connection with such offer and sale.

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1. Representations and Warranties. The Company and the Guarantor jointly and severally represent and warrant to, and agree with, each of you as set forth below:

(a) The Company and the Guarantor meet the requirements for use of Form S-3 under the Securities Act and have prepared and filed with the Commission a registration statement on Form S-3, including a form of base prospectus and form of prospectus supplement relating to the Notes, for registration under the Securities Act of the offering and sale of the Notes. Such Registration Statement, including any amendments thereto filed prior to the date of this Agreement, have been declared effective by the Commission. The Company and the Guarantor have filed with the Commission pursuant to Rule 424(b) the MTN Prospectus relating to the Notes and the plan of distribution thereof. As filed, such MTN Prospectus contained all information required by the Securities Act and the rules thereunder; provided that the terms of a particular offering of the Notes will be set forth in a Preliminary Prospectus, if any, and a Final Prospectus, each of which the Company and the Guarantor will file with the Commission in accordance with Rule 424(b) and each of which shall contain all information required by the Securities Act and the rules thereunder. The Registration Statement, as of the date of this Agreement, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the date of this Agreement;

(b) The documents incorporated by reference in the Disclosure Package and the Final Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission promulgated thereunder, and any further documents so filed and incorporated by reference in the Disclosure Package or the Final Prospectus, or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder;

(c) On each Effective Date, the Registration Statement did, and when the MTN Prospectus was first filed in accordance with Rule 424(b) and on the date hereof (the “Commencement Date”), the MTN Prospectus did, and on the date of delivery of and payment for a particular issue of Notes (the “Settlement Date”), the Final Prospectus and any supplements thereto will comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Trust Indenture Act of 1939 (the “Trust Indenture Act”) and the respective rules thereunder; on each Effective Date and at the time sales of a particular offering of the Notes are confirmed (the “Time of Sale”), the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the Effective Date, on the Commencement Date and on the Settlement Date, the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; on the date of any filing pursuant to Rule 424(b) and on the Settlement Date, the Final Prospectus and any supplement thereto will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Guarantor make no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement, the MTN Prospectus or the Final Prospectus in reliance

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upon and in conformity with information furnished in writing to the Company by or on behalf of the Agents specifically for inclusion in the Registration Statement, the MTN Prospectus or the Final Prospectus (and any supplement thereto);

(d) As of the Time of Sale, the Disclosure Package does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by the Agents specifically for use therein;

(e) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Notes and (ii) as of the Time of Sale (with such time being used as the determination date for purposes of this clause (ii)), each of the Company and the Guarantor met the requirements set forth in Rule 164(e)(2) with respect to ineligible issuer use of free writing prospectuses that contain only descriptions of the terms of the securities in the offering or the offering;

(f) Each Issuer Free Writing Prospectus and Final Term Sheet (as defined in Section 4(g) below) does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement, product supplement, or pricing supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from the Issuer Free Writing Prospectus or Final Term Sheet based upon and in conformity with written information furnished to the Company by any Agent specifically for use therein;

(g) The Notes have been duly authorized and, when executed and authenticated in accordance with the Indenture and delivered to and duly paid for by the purchasers thereof, will constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms and entitled to the benefits of the Indenture (subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors’ rights generally and to general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or at law); the Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and the Guarantor and constitutes valid and binding obligations of the Company and the Guarantor, enforceable in accordance with its respective terms (subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors’ rights generally and to general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or at law); the Indenture conforms to the description thereof in the MTN Prospectus, as amended or supplemented to relate to such issuance of Notes; and this Agreement and any Terms Agreement (as defined in Section 2(b) below) has been duly authorized, and any written Terms Agreement has been duly executed and delivered, by the Company;

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(h) The Guarantees have been duly authorized and, when the Notes have been executed, authenticated and delivered by the Company in accordance with the Indenture, will constitute valid and binding obligations of the Guarantor, enforceable in accordance with their terms and entitled to the benefits of the Indenture;

(i) Since the date of the most recent financial statements included in the Disclosure Package, as amended or supplemented, there has not been any material adverse change in the consolidated financial condition or results of operations of the Guarantor and its subsidiaries, taken as a whole, which is not disclosed in the Disclosure Package, as amended or supplemented;

(j) (A)The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of New York, with the necessary power and authority to own its properties and conduct its business in all material respects as currently conducted; and except as has not, individually or in the aggregate, had and would not reasonably be likely to have a Material Adverse Effect (as defined in this Section), has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification;

(B) The Guarantor has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, with the necessary power and authority to own its properties and conduct its business in all material respects as currently conducted, and except as has not, individually or in the aggregate, had and would not reasonably be likely to have a Material Adverse Effect (as defined in this Section), has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification;

(C) Except as has not had and would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect, each subsidiary of the Guarantor that is a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act (each, a “Significant Subsidiary”) has been duly organized and is validly existing in good standing under the laws of its jurisdiction of organization;

“Material Adverse Effect” means a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company or the Guarantor and their respective subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto);

(k) None of the execution and delivery of this Agreement or the Indenture, the issue and sale of the Notes, or the consummation of any other of the transactions herein or therein contemplated, or the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Guarantor or any of their respective subsidiaries pursuant to, (i) the charter or by-laws of the Company, the Guarantor or any of their respective subsidiaries, (ii) the

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terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company, the Guarantor or any of their respective subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company, the Guarantor or any of their respective subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or the Guarantor or any of their respective subsidiaries or any of its or their properties, except in the case of clauses (ii) and (iii), for those occurrences that, individually or in the aggregate, have not had and would not reasonably be likely to have a Material Adverse Effect;

(l) None of the Company, the Guarantor or any of their respective subsidiaries is in violation or default of (i) any provision of its charter or by-laws, (ii) the material terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or the Guarantor or such subsidiary or any of its properties, as applicable, except as would not have and would not reasonably be likely, individually or in the aggregate, to have a Material Adverse Effect;

(m) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Guarantor or any of their respective subsidiaries or their property or the property of their respective subsidiaries is pending or, to the best knowledge of the Company or the Guarantor, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), or (ii) could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(n) Each of the Company and the Guarantor is not and, after giving effect to each offering and sale of the Notes and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(o) The interactive data in the eXtensible Business Reporting Language included as an exhibit to the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(p) In connection with the transactions contemplated by this Agreement, neither the Guarantor nor any of its subsidiaries nor, to the knowledge of the Guarantor, any director, officer, or employee of the Guarantor or any of its subsidiaries has, as far as they are aware, breached or violated in any material way any applicable anti-bribery or anti-corruption laws or regulations, including the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended (“Anti-Bribery Laws”), and the Guarantor and its subsidiaries

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have instituted and maintain policies and procedures reasonably designed to achieve compliance therewith. No part of the proceeds of the offering will be used in violation of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended;

(q) The Guarantor and its subsidiaries have and will continue to maintain policies and procedures reasonably designed to achieve compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder (collectively, the “Money Laundering Laws”); and

(r) Neither the Guarantor nor any of its subsidiaries nor, to the knowledge of the Guarantor, any director, officer, or employee of the Guarantor or any of its subsidiaries (i) is, or is 50% or more owned by, an individual or entity that is currently the subject of any sanctions administered or imposed by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department or the U.S. Department of State), the United Nations Security Council, the European Union, or the United Kingdom (including sanctions administered or controlled by Her Majesty’s Treasury) or other relevant sanctions authority (collectively, “Sanctions”) or (ii) is located, organized or resident in a country or territory that is the subject of Sanctions that broadly prohibit dealings with that country or territory or (iii) will use the proceeds of any offering of the Notes, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person to fund any activities or business with any individual or entity, or in any country or territory that, at the time of such funding, is the subject of Sanctions, except to the extent permissible under the Sanctions.

Any certificate signed by any officer of the Company and the Guarantor and delivered to the Agents or counsel for the Agents in connection with the offering of the Notes shall be deemed a representation and warranty by the Company and the Guarantor, as to matters covered thereby, to each Agent.

2. Appointment of Agents. Subject to the terms and conditions stated herein and subject to the reservation by the Company of the right to sell Notes to any of you acting as principal at a discount for its own account or for resale to one or more investors or other dealers and the Company’s right to sell Notes directly to investors on its own behalf or through other agents, the Company hereby appoints and authorizes Citigroup Global Markets Inc. and the other Agents listed in Schedule I hereto to act as its agents to solicit offers for the purchase of all or part of the Notes from the Company.

(a) Solicitations of Offers to Purchase Notes. At any time following the Commencement Date, the Company shall notify each Agent from time to time as to the commencement of a period during which a particular issuance of Notes may be offered and sold by the Agents (each period, commencing with such a notification and ending at the earlier of the Settlement Date for such Notes and such time as the authorization for offers and sales through the Agents shall have been suspended by the Company or the Agents as provided hereunder, being herein referred to as an “Offering Period”). On the basis of the representations and warranties, and subject to the terms and conditions set forth herein, each of the Agents agrees, as agent of the Company, to use its reasonable efforts to solicit offers to purchase Notes from the Company upon the terms and conditions set forth in the MTN Prospectus and any supplement

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thereto, and in the Procedures. Each Agent shall communicate to the Company, orally or in writing, each reasonable offer or indication of interest to purchase Notes received by such Agent as agent. The Company shall have the sole right to accept offers to purchase the Notes and may reject any such offer in whole or in part. Each Agent shall have the right to reject, in its discretion reasonably exercised, any offer received by it to purchase the Notes, in whole or in part, and any such rejection shall not be deemed a breach of its agreements contained herein. In soliciting offers to purchase the Notes in its capacity as agent of the Company, each Agent is acting solely as agent for the Company, and not as principal, and does not assume any obligation toward or relationship of agency or trust with any purchaser of the Notes (other than any such obligation or relationship which the Agent assumes independently of this Agreement). Each Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company, but such Agent shall not, except as otherwise provided in this Agreement, be obligated to disclose the identity of any purchaser or have any liability to the Company in the event any such purchase is not consummated for any reason. Except as provided in Section 2(b), under no circumstances will any Agent be obligated to purchase any Notes for its own account. It is understood and agreed, however, that any of you may purchase Notes as principal or agent pursuant to Section 2(b).

The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase Notes. Upon receipt of instructions from the Company, such Agent will forthwith suspend solicitation of offers to purchase Notes from the Company until such time as the Company has advised them that such solicitation may be resumed.

The Company agrees to pay each Agent a commission, on the Settlement Date with respect to each sale of Notes by the Company as a result of a solicitation made by such Agent, in an amount agreed upon by the Agent and the Company. Such commission shall be payable as specified in the Procedures. Without the prior approval of the Company, no Agent (acting on an agency basis) may reallow any portion of the commission payable pursuant hereto to dealers or purchasers in connection with the offer and sale of any Notes.

Subject to the provisions of this Section 2 and to the Procedures, offers for the purchase of Notes may be solicited by an Agent as agent for the Company at such time and in such amounts as such Agent shall deem advisable. The Company may from time to time offer Notes for sale otherwise than through an Agent.

If the Company defaults in its obligations to deliver Notes to a purchaser whose offer it has accepted, the Company and the Guarantor shall indemnify and hold each of the Agents harmless against any loss, claim or damage arising from or as a result of such default by the Company.

(b) Purchases of Notes. Subject to the terms and conditions stated herein, whenever the Company and any of you determine that the Company shall sell Notes directly (or through one of its affiliates) to any of you as principal or agent (in such capacity, the “Purchaser”), each such sale of Notes shall be made in accordance with the terms of this Agreement and a supplemental agreement relating to such sale. Each such supplemental

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agreement (which may be either an oral or written agreement) is herein referred to as a “Terms Agreement.” Each Terms Agreement shall describe the Notes to be purchased by the Purchaser pursuant thereto and shall specify the terms of the offered Notes. A Terms Agreement may also specify certain provisions relating to the reoffering of such Notes by the Purchaser. Any written Terms Agreement may be in the form attached hereto as Exhibit B. The Purchaser’s commitment to purchase Notes shall be deemed to have been made on the basis of the representations and warranties of the Company and the Guarantor herein contained and shall be subject to the terms and conditions herein set forth.

Delivery of the Notes sold to the Purchaser pursuant to a Terms Agreement shall be made not later than the Settlement Date specified in the Terms Agreement against payment of funds by you in the net amount due for such Notes by the method and in the form set forth in the Procedures unless otherwise agreed to between the Company and the Purchaser.

Unless otherwise agreed to between the Company and the Purchaser in a Terms Agreement, any Note sold to a Purchaser (i) shall be purchased by such Purchaser at a price equal to 100% of the principal amount thereof less a percentage equal to the applicable commission and (ii) may be resold by such Purchaser at varying prices from time to time or at a fixed public offering price, as set forth in the applicable Supplement (as defined in Section 4(a) below). In connection with any resale of Notes purchased, a Purchaser may use a selling or dealer group and may reallow to any broker or dealer any portion of the discount or commission payable pursuant hereto.

(c) Additional Agents. Notwithstanding paragraph 2(a) or 2(b) above, the Company may from time to time appoint one or more additional financial institutions experienced in the distribution of securities as an Agent under this Agreement, for the duration of this Agreement (subject to Section 7 hereof) or on an issue by issue basis, pursuant to a letter (an “Agent Accession Confirmation”) substantially in the form of Exhibit C or Exhibit E to this Agreement, as appropriate, provided that any such additional party shall have first requested appointment as such upon the terms and conditions of this Agreement in writing to the Company pursuant to a letter (an “Agent Accession Letter”) substantially in the form of Exhibit D or Exhibit F to this Agreement, as appropriate, whereupon it shall, subject to the terms and conditions of this Agreement, the relevant Agent Accession Letter and the relevant Agent Accession Confirmation, become a party to this Agreement as an Agent, vested with all the authority, rights and powers and subject to all the duties and obligations of an Agent as if originally named as an Agent hereunder.

3. Offering and Sale of Notes. Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures.

4. Agreements. (A) The Company and the Guarantor agree with each of you that:

(a) At any time during an Offering Period or during the time a prospectus relating to the Notes is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172) with respect to a

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particular offering of Notes, prior to amending or supplementing either the Registration Statement or the MTN Prospectus, the Company and the Guarantor will furnish the Agents participating in such offering and Cleary Gottlieb Steen & Hamilton LLP, counsel to the Agents, with a copy of each proposed amendment or supplement (other than an amendment or supplement to be made pursuant to incorporation by reference of a document filed under the Exchange Act, a prospectus supplement, product supplement or pricing supplement relating to the Notes (each, a “Supplement”), or an amendment or supplement relating solely to an offering of securities other than the Notes) and will not file any such proposed amendment or supplement to which they reasonably object. The Company and the Guarantor will promptly cause each amendment of or supplement to the MTN Prospectus to be filed with the Commission pursuant to Rule 424(b). If the MTN Prospectus is amended or supplemented (other than by a Supplement or an amendment or supplement relating solely to an offering of securities other than the Notes), each Agent shall be furnished with such information relating to such filing as it may reasonably request, and no Agent shall be obligated to solicit offers to purchase Notes so long as it is not reasonably satisfied that such amendment or supplement complies in all material respects with the provisions of the Securities Act and the Exchange Act. At any time during an Offering Period or during the time a prospectus relating to the Notes is required to be delivered under the Securities Act with respect to a particular offering of Notes, the Company and the Guarantor will promptly advise each Agent participating in such offering of (i) the filing of any amendment or supplement to the MTN Prospectus (other than a Supplement or an amendment or supplement to be made pursuant to incorporation by reference of a document filed under the Exchange Act or relating solely to an offering of securities other than the Notes), (ii) the filing of any amendment to the Registration Statement, (iii) the receipt by the Company or the Guarantor of comments from the Commission relating to or requests by the Commission for any amendment of the Registration Statement or any amendment of or supplement to the Prospectus or for any additional information, (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) the receipt by the Company or the Guarantor of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company and the Guarantor will use their reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using their best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, at any time prior to the filing of the related Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (1) notify promptly each Agent so that any use of the Disclosure Package may cease until it is amended or supplemented; (2) amend or supplement the Disclosure Package to correct such statement or omission; and (3) supply any amendment or supplement to each Agent in such quantities as such Agent may reasonably request.

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(c) At any time during an Offering Period, the Company and the Guarantor will comply with all requirements imposed upon them by the Securities Act, as now and hereafter amended, and by the rules and regulations of the Commission thereunder, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Notes as contemplated by the provisions hereof and the MTN Prospectus. If during such period any event occurs as a result of which the MTN Prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if, in the opinion of the Company or the Guarantor, during such period it is necessary to amend or supplement the Registration Statement or the MTN Prospectus or file a new registration statement to comply with the Securities Act or the Exchange Act or the respective rules thereunder, the Company promptly will notify each Agent to suspend the solicitation of offers to purchase the Notes and to cease sales of any Notes. To the extent required under the provision in the last sentence of this subsection (c), the Company and the Guarantor promptly will amend or supplement the Registration Statement or the MTN Prospectus or file a new registration statement (at the expense of the Company and the Guarantor) so as to correct such statement or omission or effect such compliance and will use their best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the MTN Prospectus (and any supplements thereto). If such amendment or supplement, and any documents, certificates, opinions and letters furnished to the Agents pursuant to subsections (m), (n) and (o) of this Section 4(A) in connection with the preparation and filing of such amendment or supplement, are reasonably satisfactory in all respects to the Lead Agent, in its sole discretion, upon the filing of such amendment or supplement with the Commission or effectiveness of an amendment to the Registration Statement, the Agents will resume solicitation of offers to purchase Notes hereunder. Notwithstanding the foregoing, neither the Company nor the Guarantor shall be required to comply with the provisions of subsection (c) of this Section 4(A) during any period from the time any Agent shall have been notified to suspend the solicitation of offers to purchase the Notes in its capacity as Agent (whether under this subparagraph (c) or otherwise under this Agreement) to the time the Company shall determine that solicitation of offers to purchase the Notes should be resumed; provided that if any Agent holds any Notes purchased as principal or agent pursuant to a Terms Agreement, the Company and the Guarantor shall comply with the provisions of subsection (c) of this Section 4(A) during the period when a prospectus relating to the Notes is required to be delivered pursuant to the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172).

(d) The Guarantor will comply, in a timely manner, with all applicable requirements under the Exchange Act relating to the filing with the Commission of the Guarantor’s reports pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act and, if then applicable, of the Guarantor’s proxy statements pursuant to Section 14 of the Exchange Act.

(e) The Company and the Guarantor will use their best efforts to qualify the Notes for sale under the securities laws of such jurisdictions as the Lead Agent or other Agent participating in the offer and sale of an issue of Notes may reasonably designate in connection with the offer and sale of such issue of Notes, to maintain such qualifications in effect so long as required for the distribution of the Notes and, if requested by the Lead Agent or other Agent participating in the offer and sale of such issue of Notes, to arrange for the determination of the

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legality of the Notes for purchase by institutional investors, except that neither the Company nor the Guarantor shall be required in connection therewith to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

(f) Upon request, the Company and the Guarantor will furnish to the Agents and counsel for the Agents, without charge, signed copies of the Registration Statement (including exhibits thereto) and the MTN Prospectus and, so long as delivery of a prospectus relating to the Notes by an Agent may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each additional Supplement and Issuer Free Writing Prospectus and any supplements thereto as each Agent may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to each offering that are required to be prepared, furnished or delivered by it.

(g) Upon request, the Company will prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof (a “Final Term Sheet”), in a form approved by the relevant Agent and will file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

(h) Each of the Company and the Guarantor agrees that, unless it has obtained or will obtain, as the case may be, the prior consent of the Lead Agent, it has not made and will not make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company or the Guarantor with the Commission or retained by the Company or the Guarantor under Rule 433; provided that the prior consent of the Lead Agent shall be deemed to have been given in respect of any Final Term Sheet. Any such free writing prospectus consented to by the Lead Agent is hereinafter referred to as a “Permitted Free Writing Prospectus.” Each of the Company and the Guarantor agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(i) So long as any of the Notes are outstanding, the Guarantor agrees to furnish to each Agent, upon its reasonable request, as soon as available, all reports and financial statements filed by or on behalf of the Guarantor with the Commission or any national securities exchange. The Guarantor shall be deemed to have furnished such information to such Agent if (i) such reports and financial statements are generally available on, and can be printed and/or downloaded from, the Securities and Exchange Commission’s internet website, www.sec.gov (or any other website of which the Guarantor notifies such Agent), and (ii) such Agent has been notified by the Guarantor that such reports and financial statements have been filed with the Securities and Exchange Commission.

(j) The Company and the Guarantor shall, whether or not any sale of Notes is consummated or this Agreement is terminated, pay all expenses incident to the performance of their obligations under this Agreement and under any Terms Agreement, including, without

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limitation, the fees and disbursements of their accountants and counsel; the cost of printing (or other production) and delivery of the Registration Statement, the MTN Prospectus, any Preliminary Prospectus, Final Term Sheets or Issuer Free Writing Prospectuses, all amendments thereof and supplements thereto, the Indenture, and all other documents relating to the offering; the cost of preparing, printing, packaging and delivering the Notes; the fees and disbursements (including reasonable fees of counsel) incurred in connection with the qualification of the Notes for sale and determination of eligibility for investment of the Notes under the securities or blue sky laws of such jurisdictions as the relevant Agent may reasonably designate; the fees and disbursements of the Trustee; the fees of any agency that rates the Notes; the fees and expenses in connection with any listing of the Notes on The NASDAQ Stock Market, NYSE Arca, Luxembourg Stock Exchange or such other securities exchange agreed to by the Company; the fees and expenses incurred with respect to any filing with the Financial Industry Regulatory Authority, Inc. (“FINRA”); the reasonable fees and disbursements of Cleary Gottlieb Steen & Hamilton LLP, as counsel for the Agents, and/or other counsel reasonably satisfactory to the Lead Agent, the Company and the Guarantor; and such other expenses, including, without limitation, advertising expenses as may be agreed upon by the Agents, the Company and the Guarantor; provided, however, that with respect to any purchase of Notes by one of you as principal or agent pursuant to a Terms Agreement, the fees and disbursements of Cleary Gottlieb Steen & Hamilton LLP and/or other counsel to you shall not be paid by either the Company or the Guarantor.

(k) During the term of this Agreement, the Company and the Guarantor shall furnish to each Agent such relevant documents and certificates of officers of the Company and the Guarantor relating to the business, operations and affairs of the Company and the Guarantor, the Registration Statement, the MTN Prospectus, any Preliminary Prospectus, Final Term Sheet and Issuer Free Writing Prospectus, any amendments thereof or supplements thereto, the Indenture, the Notes, this Agreement, the Procedures, any Terms Agreement and the performance by the Company and the Guarantor of their obligations hereunder or thereunder as the Agents may from time to time reasonably request.

(l) If any issue of Notes is to be listed on The NASDAQ Stock Market, NYSE Arca or such other securities exchange agreed to by the Company, as specified in the applicable Final Prospectus, the Company and the Guarantor will use their best efforts to obtain the listing of such issue of Notes on such securities exchange, to furnish to such securities exchange all documents, information and undertakings that may be reasonably necessary in order to effect such listing, and to cause such listing to be continued so long as any of the Notes of such issue remain outstanding.

(m) Each time the Registration Statement or the MTN Prospectus are amended or supplemented (other than by filing with the Commission: (i) a Supplement, (ii) an amendment or supplement relating solely to an offering of securities other than the Notes, (iii) a Current Report on Form 8-K (or any successor item thereto), or (iv) any other amendment or supplement that the Lead Agent reasonably deems immaterial), each of the Company and the Guarantor will deliver or cause to be delivered forthwith to the Agents a certificate, signed by (A) on behalf of the Company, the Chairman, the President, the Chief Financial Officer, the Chief Accounting Officer, the General Counsel, a Vice President or the Treasurer, and by an Assistant Treasurer, the Secretary or an Assistant Secretary, and (B) on behalf of the Guarantor, the Chairman, a Vice

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Chairman, the President, the Chief Financial Officer, the Chief Accounting Officer, the General Counsel, a Vice President, the Treasurer or a deputy Treasurer and by an Assistant Treasurer, the Secretary or an Assistant Secretary (or another officer or officers acceptable to the Lead Agent), dated no more than five business days after the date of the effectiveness of such amendment or the date of filing with the Commission of such supplement or document, as the case may be, in form reasonably satisfactory to the Lead Agent, to the effect that the statements contained in the certificate referred to in Section 5(b)(iii) that was last furnished to the Agents (either pursuant to Section 5(b)(iii) or pursuant to this Section 4(A)(m)) are true and correct at the time of the effectiveness of such amendment or the time of filing of such supplement or document, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement, as amended as of the time of effectiveness of such amendment or the time of such filing, as the case may be, and to the MTN Prospectus, as amended and supplemented as of the date of such certificate) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(b)(iii) but modified, if necessary, to relate to the Registration Statement, as amended as of the time of the effectiveness of such amendment or the time of such filing, as the case may be, and to the MTN Prospectus, as amended and supplemented as of the date of such certificate.

(n) Each time the Registration Statement or the MTN Prospectus are amended or supplemented (other than by filing with the Commission: (i) a Supplement, (ii) an amendment or supplement relating solely to an offering of securities other than the Notes, (iii) a Current Report on Form 8-K (or any successor item thereto), or (iv) any other amendment or supplement that the Lead Agent reasonably deems immaterial), each of the Guarantor and the Company shall furnish to or cause to be furnished forthwith to the Agents the written opinion of the Assistant General Counsel-Capital Markets of the Guarantor and the written opinion of the Secretary and General Counsel of the Company, respectively, or, in connection with the filing of the Guarantor’s Annual Report on Form 10-K, Cleary Gottlieb Steen & Hamilton LLP, or in either case, other counsel for the Guarantor, the Company or other external counsel reasonably satisfactory to the Lead Agent, dated no more than five business days after the date of the effectiveness of such amendment or the date of filing with the Commission of such supplement or document, as the case may be, in form reasonably satisfactory to the Lead Agent. In lieu of such opinion, counsel last furnishing such an opinion to the Agents may furnish to the Agents a letter to the effect that the Agents may rely on such last opinion to the same extent as though it were dated as of the date of such letter and authorizing reliance on such last opinion (except that statements in such last opinion will be deemed to relate to the Registration Statement, as amended at the time of the effectiveness of such amendment or the time of such filing, as the case may be, and to the MTN Prospectus, as amended and supplemented as of the date of such letter).

(o) Each time that the Registration Statement or the MTN Prospectus are amended or supplemented to set forth amended or supplemental financial information (other than by filing with the Commission: (i) a Supplement, (ii) an amendment or supplement relating solely to an offering of securities other than the Notes, (iii) a Current Report on Form 8-K (or any successor item thereto), or (iv) any other amendment or supplement that the Lead Agent reasonably deems immaterial), the Guarantor shall cause KPMG LLP, Independent Registered Public Accounting Firm, forthwith to furnish the Agents a letter, dated no more than five business days after the effectiveness of such amendment or the date of filing of such supplement

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or document, as the case may be, in form satisfactory to the Lead Agent, of the same tenor as the letter of such independent public accountants referred to in Section 5(b)(iv) hereof but modified to relate to the Registration Statement and MTN Prospectus, as amended and supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Guarantor; provided, however, that if the Registration Statement or the MTN Prospectus are amended or supplemented solely to include or incorporate by reference financial information with respect to a fiscal quarter, KPMG LLP may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement.

(p) Each solicitation of an offer to purchase Notes by you, each acceptance by the Company of an offer for the purchase of Notes, each sale of Notes to any Purchaser and each Settlement Date shall be deemed to be an affirmation that the representations and warranties of the Company and the Guarantor contained in or made pursuant to this Agreement are true and correct in all material respects at the time of such solicitation, acceptance, sale or issuance and delivery, as the case may be, as though made at and as of such time (and it is understood that such representations and warranties shall relate to the Registration Statement and the MTN Prospectus as amended and supplemented to each such time).

(q) Anything to the contrary in this Section 4 notwithstanding, if, at the time of any required notice, amendment or supplement to the Registration Statement or the MTN Prospectus, the Company shall have instructed the Agents to suspend solicitation of offers to purchase the Notes in each Agent’s capacity as agent of the Company and no Agent then holds any Notes acquired by it as principal pursuant to a Terms Agreement, neither the Company nor the Guarantor shall be obligated to furnish or cause to be furnished any notice, certificate, opinion or letter otherwise required until such time as it shall determine that solicitation of offers to purchase the Notes should be resumed; and provided, further, that, prior to resuming such solicitation the Agents shall be entitled to receive any such notices, certificates, opinions or letters not previously furnished, accurate as of the date of such notice, certificate, opinion or letter.

(B) Each Agent represents to and agrees with the Company and the Guarantor that it will comply with all relevant selling restrictions included in any Preliminary Prospectus, the MTN Prospectus and the Final Prospectus provided to such Agent prior to the Time of Sale for each series of Notes such Agent offers or sells.

5. Conditions to the Obligations of the Agents. Each Agent’s obligations to solicit offers to purchase Notes as agent of the Company, any Agent’s obligation to purchase Notes as principal pursuant to any Terms Agreement or otherwise, and the obligation of any other Agent to purchase Notes from the Company will be subject to the accuracy in all material respects of the representations and warranties on the part of the Company and the Guarantor herein contained, to the accuracy of the statements of the officers of the Company and the Guarantor made in each certificate furnished pursuant to the provisions hereof and to the performance and observance by the Company and the Guarantor of all covenants and agreements herein contained on their part to be performed and observed (in the case of the Agents’ obligations to solicit offers to purchase Notes, at the time of such solicitation, and, in the case of any Purchaser’s obligation to purchase Notes, at the time the Company accepts the offer to

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purchase such Notes and at the time of purchase) and (in each case) to the following additional conditions precedent when and as specified:

(a) On the corresponding Settlement Date:

(i) The MTN Prospectus, any Preliminary Prospectus and the Final Prospectus (and any supplements thereto) have been filed in the manner and within the time period required by Rule 424(b), and any other material required to be filed by the Company pursuant to Rule 433(d) shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(ii) There shall not have occurred any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company, the Guarantor and their respective subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to above, is, in the sole judgment of the Lead Agent after consultation with the Company, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Notes as contemplated by the Disclosure Package and Final Prospectus (exclusive of any supplement thereto), except, in the case of any purchase of Notes by any Agent as principal, as disclosed to such Agent in writing by the Company and the Guarantor before the Company accepted the offer to purchase such Notes.

(iii) There shall not have occurred any (x) suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of the Guarantor’s common stock by the Commission or the New York Stock Exchange, (y) declaration of a general moratorium on commercial banking activities by either federal or New York state authorities or exchange controls shall have been imposed by the United States or (z) any outbreak or escalation of hostilities, any declaration by the United States of war or national emergency or act of terrorism or other calamity or crisis the effect of which on financial markets is such to as to make it, in the Lead Agent’s sole judgment, after consultation with the Company, impracticable or inadvisable to proceed with the offering of the Notes as contemplated by the Disclosure Package and Final Prospectus, as amended or supplemented, except, in the case of any purchase of Notes by any Agent as principal, for any such event occurring before the Company accepted the offer to purchase such Notes.

(iv) There shall not have been any decrease in the rating of any of the Company’s or the Guarantor’s senior debt securities by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible

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change in any such rating that does not indicate the direction of the possible change, except, for any such decrease or notice that is publicly disclosed, or the possibility of which is publicly disclosed, either by the Company, the Guarantor or the applicable rating organization before the Company accepted the offer to purchase such Notes.

(b) On the Commencement Date and, if called for by any Terms Agreement, on the corresponding Settlement Date:

(i) Each of the Company and the Guarantor shall have furnished to the Agents such customary opinion or opinions of the Assistant General Counsel—Capital Markets of the Guarantor and of the Secretary and General Counsel of the Company (or other counsel for the Company and/or the Guarantor reasonably acceptable to the Lead Agent) on the Commencement Date as the Agents may reasonably require, and, on the Settlement Date will furnish such customary opinion or opinions of the Assistant General Counsel—Capital Markets of the Guarantor and of the Secretary and General Counsel of the Company (or other counsel for the Company and/or the Guarantor reasonably acceptable to the Agents) as the Agents may reasonably require and, if called for by a Terms Agreement, such customary opinion or opinions of other counsel, dated the Commencement Date or the Settlement Date, as the case may be, as the Agents may reasonably require.

(ii) Each Agent shall have received from Cleary Gottlieb Steen & Hamilton LLP, counsel for the Agents (or other counsel reasonably acceptable to such Agent, the Company and the Guarantor), such customary opinion or opinions dated the Commencement Date or the Settlement Date, as the case may be, as the Agents may reasonably require.

(iii) Each of the Company and the Guarantor shall have furnished to the Agents a certificate, signed by (A) on behalf of the Company—the Chairman, the President, the Chief Financial Officer, the Chief Accounting Officer, the General Counsel, a Vice President or the Treasurer, and by an Assistant Treasurer, the Secretary or an Assistant Secretary and (B) on behalf of the Guarantor—the Chairman, a Vice Chairman, the President, the Chief Financial Officer, the Chief Accounting Officer, the General Counsel, a Vice President, the Treasurer or a Deputy Treasurer and by an Assistant Treasurer, the Secretary or an Assistant Secretary (or another officer or officers acceptable to the Lead Agent), dated the Commencement Date or the Settlement Date, as the case may be, to the effect that each signatory of such certificate has carefully examined the Registration Statement, as amended as of the date of such certificate, the MTN Prospectus, as amended and supplemented as of the date of such certificate, the Disclosure Package (if applicable) and this Agreement and that: the representations and warranties of the Company and the Guarantor, as applicable, in this Agreement are true and correct on and as of the date of such certificate with the same effect as if made on the date of such certificate and the Company or the Guarantor, as applicable, has complied in all material respects with all the respective agreements and satisfied all the conditions on their part to be performed or satisfied as a condition to the obligations of the Agents under this Agreement; no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that

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purpose have been instituted or, to its knowledge, has been threatened or communicated by the Commission to, in the case of the Guarantor’s certificate, the Company or the Guarantor as being contemplated by it under the Securities Act; and since the date of the most recent financial statements included in the MTN Prospectus or the Disclosure Package (if applicable), each as amended and supplemented, there has been no material adverse change in the consolidated financial condition or results of operations of the Guarantor and its subsidiaries, taken as a whole, which is not disclosed in the MTN Prospectus or the Disclosure Package (if applicable), as amended or supplemented.

(iv) KPMG LLP or another nationally recognized independent registered public accounting firm shall have furnished to the Agents a letter or letters, dated the Commencement Date or the Settlement Date, as the case may be, in form and substance reasonably satisfactory to the Agents.

(v) The Company and the Guarantor shall have furnished to each Agent such appropriate further information, certificates and documents as such Agent may reasonably request.

The documents required to be delivered by this Section 5 shall be delivered at the office of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Agents, at One Liberty Plaza, New York, New York 10006, on the Commencement Date or the Settlement Date, as the case may be.

6. Indemnification and Contribution. (a) The Company and the Guarantor jointly and severally agree to indemnify and hold harmless each Agent, the directors, officers, employees and agents of each Agent and each person who controls any Agent within the meaning of either the Securities Act or the Exchange Act and each of your affiliates within the meaning of Rule 405 against any and all losses, claims, damages or liabilities (collectively, “Losses”), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Notes as originally filed or in any amendment thereof, or in the MTN Prospectus, any Preliminary Prospectus, the Final Prospectus, any Final Term Sheet, any Issuer Free Writing Prospectus or any Disclosure Package, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or action; provided, however, that the Company and the Guarantor will not be liable in any such case to the extent that any such Loss arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company or the Guarantor by any Agent specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company and the Guarantor may otherwise have.

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(b) Each Agent severally and not jointly agrees to indemnify and hold harmless the Company and the Guarantor, each of their directors, each of their respective officers who signs the Registration Statement, and each person who controls the Company or the Guarantor within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Guarantor to each Agent, but only with reference to written information relating to such Agent furnished to the Company or the Guarantor by such Agent specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that any Agent may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (A) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (B) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any indemnified party.

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(d) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 6 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Guarantor and the Agents severally agree to contribute to the aggregate Losses (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company, the Guarantor and one or more of the Agents may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and by the Agents on the other from the offering of the Notes; provided, however, that in no case shall (i) any Agent (except as may be provided in any agreement among Agents relating to the offering of the Notes) be responsible for any amount in excess of the discount or commission applicable to the Notes purchased by such Agent hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, and the Guarantor jointly and severally and the Agents severally and not jointly shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantor on the one hand and of the Agents on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Guarantor shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Company, and benefits received by the Agents shall be deemed to be equal to the total discounts and commissions, in each case as set forth in the applicable Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company and the Guarantor on the one hand or the Agents on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Guarantor and the Agents agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person who controls an Agent within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of an Agent shall have the same rights to contribution as such Agent, and each person who controls the Company or the Guarantor, as applicable, within the meaning of either the Securities Act or the Exchange Act, each officer of the Company or the Guarantor, as applicable, who shall have signed the Registration Statement and each director of the Company or the Guarantor, as applicable, shall have the same rights to contribution as the Company or the Guarantor, as applicable, subject in each case to the applicable terms and conditions of this paragraph (d).

7. Termination. This Agreement will continue in effect until terminated as provided in this Section 7. This Agreement may be terminated by either the Company or the Guarantor as to any Agent, or by any Agent, insofar as this Agreement relates to such Agent, by giving written notice of such termination to such Agent or the Company and the Guarantor, as the case may be. The termination of this Agreement shall not require termination of any agreement by any of you to purchase Notes as principal, and the termination of any such agreement shall not require termination of this Agreement. If this Agreement is terminated, neither the Company and the Guarantor, on the one hand, nor any Agent, on the other hand, shall

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have any liability to each other, except as provided in the first sentence of the third paragraph of Section 2(a) and Sections 4(A)(b), 4(A)(g), 4(A)(h), 6, 8 and 11, and except that, if at the time of termination an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or its agent of the Notes relating thereto has not occurred, the representations and warranties of the Company and the Guarantor stated in Section 2 and the Company’s obligations under the Procedures, and in Sections 2(c), 4(A)(a), 4(A)(b), 4(A)(c), 4(A)(d), 4(A)(e), 4(A)(f), 4(A)(g), 4(A)(i), 4(A)(j), 4(A)(k), 4(A)(1), 4(A)(m), 4(A)(o), 4(A)(q) and 5 shall also remain in full force and effect and not be terminated until the delivery of such Notes.

8. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company and the Guarantor or their respective officers and of any of you set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of you, the Company, the Guarantor or any of the officers, directors or controlling persons referred to in Section 6 hereof, and will survive delivery of and payment for the Notes. The provisions of Section 4(j) and Section 6 hereof shall survive the termination or cancellation of this Agreement.

9. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to an Agent, will be delivered or sent by mail or transmitted by any standard form of telecommunication and confirmed to such Agent, at the address specified on Schedule I hereto; or, if sent to the Company, will be delivered or sent by mail or transmitted by any standard form of telecommunication and confirmed to it at 388 Greenwich Street, New York, New York 10013, Attn: Assistant Treasurer (fax no.: (646) 291-5542), with a copy to Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attn: Secretary and General Counsel; or, if sent to the Guarantor, will be delivered or sent by mail or transmitted by any standard form of telecommunication and confirmed to it at 388 Greenwich Street, New York, New York 10013, with a copy to Citigroup Inc., One Court Square, 45th Floor, Long Island City, New York 11120, Attn: Assistant General Counsel—Capital Markets (fax no.: (718) 248-2705).

10. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 6 hereof. Nothing expressed or implied in this Agreement or any Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Section 6 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any Terms Agreement or any provision herein or therein contained. This Agreement and any Terms Agreement and all conditions and provisions hereof and thereof except to the extent provided for in Section 5 hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No Purchaser of Notes shall be deemed to be a successor by reason merely of such purchase. This Agreement and the rights and obligations of any of you hereunder may not be assigned without the prior written consent of the Company and the Guarantor; provided, however, Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill”) may,

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without notice to or the consent of any party, assign its rights and obligations hereunder to BofAML Securities, Inc. (or to any other wholly-owned broker-dealer subsidiary of Bank of America Corporation to which all or substantially all of Merrill’s investment banking or related business may be transferred).

11. Waivers. Neither any failure nor delay on the part of any party to exercise any right, remedy, power or privilege under this Agreement (singly and collectively referred to as a “Right”) shall operate as a waiver of such Right, nor shall any single or partial exercise of any Right preclude any other or further exercise of any Right, nor shall any waiver of any Right with respect to any occurrence be construed as a waiver of any Right with respect to any other occurrence.

12. No Fiduciary Duty. The Company and the Guarantor hereby acknowledge that (i) the purchase and sale of the Notes pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Guarantor, on the one hand, and the Agents and any affiliate through which it may be acting, on the other, (ii) the Agents are acting as principal and not as an agent or fiduciary of the Company or the Guarantor and (iii) the Company’s engagement of the Agents in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Company and the Guarantor agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Agents has advised or is currently advising the Company or the Guarantor on related or other matters). The Company and the Guarantor agree that they will not claim that the Agents have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company or the Guarantor, in connection with such transaction or the process leading thereto.

13. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Guarantor and the Agents, or any of them, with respect to the subject matter hereof.

14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

17. Supplements and Amendments. This Agreement may be supplemented or amended by the Company and the Guarantor at any time by written notice thereof to each of you, and any such supplement or amendment to this Agreement shall be effective with respect to any offering of the Notes to which this Agreement applies that commences after the date of such supplement or amendment.

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18. Notice of New Registration Statement.

(a) Upon delivery by the Company and the Guarantor to the Agents of a properly executed notice in the form attached as Exhibit G hereto (a “Notice of New Registration Statement”), (i) the file number contained in the definition of “Registration Statement” in the fourth paragraph hereof shall thereafter be deemed to refer to the file number of the registration statement specified in such Notice of New Registration Statement (the “New Registration Statement”) and (ii) all references in this Agreement to the “Registration Statement” shall thereafter be deemed to refer to the New Registration Statement.

(b) Together with the notice required by Section 18(a), the Company and the Guarantor shall deliver or cause to be delivered to the Agents the documents required under Section 4(A)(m), 4(A)(n) and 4(A)(o) of the Agreement, provided that such Section 4(A)(m), 4(A)(n) and 4(A)(o) shall remain unchanged and shall apply to the New Registration Statement.

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company, the Guarantor and you.

Very truly yours,

CITIGROUP GLOBAL MARKETS HOLDINGS INC.

By:
Name:
Title:

CITIGROUP INC.

By:
Name:
Title:

The foregoing

Global Selling Agency Agreement is

hereby confirmed and accepted

as of the date hereof:

CITIGROUP GLOBAL MARKETS INC., as Lead Agent

By:
Name:
Title:

25

SCHEDULE I

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

27

EXHIBIT A

CITIGROUP GLOBAL MARKETS HOLDINGS INC.

Medium-Term Senior Notes, Series N

Administrative Procedures

The Medium-Term Senior Notes, Series N (the “Notes”) of Citigroup Global Markets Holdings Inc. (the “Company”), any payments due on which are fully and unconditionally guaranteed by (the “Guarantee”) Citigroup Inc. (the “Guarantor”), are to be offered on a continuing basis. The Notes are being sold pursuant to an Amended and Restated Global Selling Agency Agreement between the Company, the Guarantor and the agents named therein (the “Agents”) dated the date hereof (the “Agency Agreement”). Each of the Agents has agreed to solicit purchases of Notes issued in fully registered form only. An Agent will not be obligated to purchase Notes for its own account. The Notes have been registered with the U.S. Securities and Exchange Commission (the “Commission”). The Bank of New York Mellon is the trustee (the “Trustee”) under the Indenture, dated as of March 8, 2016, under which the Notes will be issued (as amended, the “Indenture”). The Notes will constitute part of the senior debt of the Company and will rank equally with all other unsecured and unsubordinated debt of the Company. The Guarantee of the Notes will constitute part of the senior debt of the Guarantor and will rank equally with all other unsecured and unsubordinated debt of the Guarantor.

The Agency Agreement provides that Notes may also be purchased by an Agent acting solely as principal and not as agent. In the event of any such purchase, the functions of both the Agent and the beneficial owner under the administrative procedures set forth below shall be performed by the Agent acting solely as principal, unless otherwise agreed to between the Company, the Guarantor and the Agent acting as principal.

Each Note will be represented by a Global Security (as defined hereinafter). Each Global Security representing Notes will be delivered to Citibank, N.A., acting as agent for The Depository Trust Company or any successor depositary selected by the Company (“DTC”, which term, as used herein, includes any successor depositary selected by the Company), and will be recorded in the book-entry system maintained by DTC (a “Book-Entry Note”). An owner of a Book-Entry Note will not be entitled to receive a certificate representing such Note, except in the circumstances described in the MTN Prospectus.

The procedures to be followed during, and the specific terms of, the solicitation of orders by an Agent and the sale as a result thereof by the Company are explained below. Administrative and record-keeping responsibilities will be handled for the Company by its Treasury Department. The Company will advise the Agents and the Trustee in writing of those persons handling administrative responsibilities with whom the Agents and the Trustee is to communicate regarding orders to purchase Notes and the details of their delivery. The term “Trustee” as used in these procedures means the Trustee and any other agents appointed by the Trustee or the Company.

Administrative procedures and specific terms of the offering of the Notes are explained below. Book-Entry Notes will be issued in accordance with the administrative procedures set forth herein, as adjusted in accordance with changes in DTC’s operating requirements. Unless otherwise defined herein, terms defined in the Indenture, the Agency Agreement, the Notes or the Final Prospectus relating to the Notes shall be used herein as therein defined. Notes for which interest is calculated on the basis of a fixed interest rate, which may be zero, are referred to herein as “Fixed Rate Notes”. Notes for which interest is calculated on the basis of a floating interest rate are referred to herein as “Floating Rate Notes”. To the extent the procedures set forth below conflict with the provisions of the Notes, the Indenture, DTC’s operating requirements or the Agency Agreement, the relevant provisions of the Notes, the Indenture, DTC’s operating requirements and the Agency Agreement shall control.

Administrative Procedures for

Book-Entry Notes

In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, Citibank, N.A. (the “DTC Agent”) will perform the custodial, document control and administrative functions described below for the Notes. Citibank, N.A. will perform such functions in accordance with its respective obligations under a MTN Letter of Representations from the Company and Citibank, N.A. to DTC dated as of the date hereof and a Medium-Term Note Certificate Agreement between Citibank, N.A. and DTC, dated as of October 31, 1988 and as amended to date, and its obligations as a participant in DTC, including DTC’s Same-Day Funds Settlement system (“SDFS”).

Issuance:	Unless otherwise agreed to by the Company, on any date of settlement (as defined under “Settlement” below) for one or more Book-Entry Notes, the Company will issue a single global security in fully registered form without coupons (a “Global Security”) representing up to U.S. $500,000,000 principal amount of all such Book-Entry Notes of the same Series that have the same Original Issue Date, Stated Maturity, and other relevant terms (the “Terms”). Each Global Security will be dated and issued as of the date of its settlement. Each Global Security will bear an Original Issue Date, which will be (i) with respect to an original Global Security (or any portion thereof), the Original Issue Date specified in such Global Security and (ii) following a consolidation of Global Securities, with respect to the Global Security resulting from such consolidation, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global Securities, regardless of the date of authentication of such resulting Global Security.

Identification Numbers:	The Company has arranged with the CUSIP Service Bureau of Standard & Poor’s Corporation (the “CUSIP Service Bureau”) for the reservation of a Series of CUSIP numbers, which series consists of approximately 900 CUSIP numbers and relates to Global Securities representing Book-Entry Notes and book-entry medium-term notes issued by the Company with other Series designations. The DTC Agent, the Company and

DTC have obtained from the CUSIP Service Bureau a written list of such reserved CUSIP numbers. The DTC Agent will assign CUSIP numbers to Global Securities as described below under Settlement Procedure “B”. DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the DTC Agent have assigned to Global Securities. The DTC Agent will notify the Company at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Global Securities, and, if it deems necessary, the Company will reserve additional CUSIP numbers for assignment to Global Securities. Upon obtaining such additional CUSIP numbers, the Company shall deliver a list of such additional CUSIP numbers to the DTC Agent, as needed, and to DTC.

Registration:	Global Securities will be issued only in fully registered form without coupons. Each Global Security will be registered in the name of Cede & Co., as nominee for DTC, on the securities register for the Notes (the “Securities Register”) maintained under the Indenture. The beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Book-Entry Note, the “Participants”) to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner in such Book-Entry Note in the account of such Participants. The ownership interest of such beneficial owner (or such participant) in such Book-Entry Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:	Transfers of a Book-Entry Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Note.

Exchanges:	The DTC Agent may deliver to DTC and the CUSIP Service Bureau at any time a written notice of consolidation (a copy of which shall be attached to the resulting Global Security described below) specifying (i) the CUSIP numbers of two or more outstanding Global Securities that represent (A) Fixed Rate Book-Entry Notes of the same Series and having the same Terms and for which interest has been paid to the same date or (B) Floating Rate Book-Entry Notes of the same Series and having the same Terms and for which interest has been paid to the same date, (ii) a date, occurring at least thirty days after such written notice is delivered and at least thirty days before the next Interest Payment Date for such Book-Entry Notes, on which such Global Securities shall be exchanged for a single replacement Global Security and (iii) a new

CUSIP number to be assigned to such replacement Global Security. Upon receipt of such a notice, DTC will send to its participants (including the DTC Agent) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the DTC Agent will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and such new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Securities to be exchanged will no longer be valid. On the specified exchange date, the DTC Agent will exchange such Global Securities for a single Global Security bearing the new CUSIP number and a new Original Issue Date, which shall be the last date to which interest has been paid on the underlying Book-Entry Notes, and the CUSIP numbers of the exchanged Global Securities will, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. Upon such exchange, the DTC Agent will mark the predecessor Global Security “canceled”, make appropriate entries in the DTC Agent’s records and dispose of such canceled Global Security in accordance with the terms of the Indenture and deliver a certificate of such disposal to the Company. Notwithstanding the foregoing, if the Global Securities to be exchanged exceed U.S $500,000,000 in aggregate principal amount, one Global Security will be authenticated and issued to represent each U.S. $500,000,000 of principal amount of the exchanged Global Securities and an additional Global Security will be authenticated and issued to represent any remaining principal amount of such Global Securities (see “Denominations” below).

Maturities:	Each Book-Entry Note will mature on a date nine months or more after the issue date for such Note, except in the case of indexed Notes, for which the maturity may be shorter. A Floating Rate Book-Entry Note will mature only on an Interest Payment Date for such Note. Any Note denominated in Japanese yen will mature on a date not less than one year from the Original Issue Date (as defined below) for such Note. Any Note denominated in Pounds Sterling will mature on a date not less than one year, nor more than five years, after its Original Issue Date.

Denominations:	Unless otherwise agreed to by the Company, Book-Entry Notes will be issued in principal amounts of U.S.$1,000 or any amount in excess thereof that is an integral multiple of U.S.$1,000. If Book-Entry Notes are denominated in a Specified Currency other than U.S. dollars, the denominations of such Notes will be determined pursuant to the provisions of the applicable Supplement. Global Securities will be denominated in principal amounts not in excess of U.S.$500,000,000 (or the equivalent thereof). If one or more Book-Entry Notes having an aggregate principal amount in excess of U.S.$500,000,000 (or the equivalent thereof) would, but for the preceding sentence, be represented by a single Global Security, then one Global Security will be authenticated and issued to represent each U.S.$500,000,000 principal amount (or the equivalent thereof) of such Book-Entry Note or Notes and an additional Global Security will be authenticated and issued to represent any remaining principal amount of such Book-Entry Note or Notes. In such a case, each of the Global Securities representing such Book-Entry Note or Notes shall be assigned the same CUSIP number.

Notice of Redemption Dates:	The DTC Agent will give notice to DTC prior to each Redemption Date (as specified in the Note) if any at the time and in the manner set forth in the Letter.

Interest:

General. Unless otherwise indicated in the applicable Final Prospectus, interest, if any, on each Book-Entry Note will accrue from the Original Issue Date (or such other date on which interest otherwise begins to accrue, if different than the Original Issue Date) of the Global Security representing such Book-Entry Note for the first interest period or the last date to which interest has been paid, if any, for each subsequent interest period, on the Global Security representing such Book-Entry Note, and will be calculated and paid in the manner and on the Interest Payment Dates described in such Book-Entry Note and in the Final Prospectus (as defined in the Agency Agreement). Each payment of interest on a Book-Entry Note will include interest accrued to but excluding the Interest Payment Date; provided that in the case of Floating Rate Notes that reset daily or weekly, interest payments will include interest accrued to but excluding the next preceding Regular Record Date, except that at stated Maturity, the interest payable will include interest accrued to, but excluding, the Maturity. Interest payable at the Maturity of a Book-Entry Note will be payable to the Person to whom the principal of such Note is payable.

Standard & Poor’s Corporation will use the information received in the pending deposit message described under Settlement Procedure “C” below in order to include the amount of any interest payable and certain other information regarding the related Global Security in the appropriate (daily or weekly) bond report published by Standard & Poor’s Corporation.

Regular Record Dates. Unless otherwise specified in the applicable Pricing Supplement, the Regular Record Date with respect to any Interest Payment Date for a Book-Entry Note shall be the Business Day immediately preceding such Interest Payment Date.

Payments of Principal and Interest:	Payment of Interest Only. Promptly after each Regular Record Date, the DTC Agent for each Global Security will deliver to the Company and DTC a written notice setting forth, by CUSIP number, the amount of interest to be paid on each Global Security on the following Interest

Payment Date (other than an Interest Payment Date coinciding with Maturity) and the total of such amounts. DTC will confirm the amount payable on each Global Security on such Interest Payment Date by reference to the appropriate (daily or weekly) bond reports published by Standard & Poor’s Corporation. The Company will pay to the Trustee the total amount of interest due on such Interest Payment Date (other than at Maturity), and the Trustee will pay such amount to DTC at the times and in the manner set forth below under “Manner of Payment”. If any Interest Payment Date for a Book-Entry Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue as a result of such delayed payment, except that in the case of a Floating Rate Book-Entry Note that is a LIBOR Note or a EURIBOR Note, if such day falls in the next calendar month, the Interest Payment Date shall be the immediately preceding day that is a Business Day.

Payments at Maturity or Upon Redemption. On or about the first Business Day of each month, the DTC Agent will deliver to the Company, DTC and the Trustee a written list of principal and interest to be paid on each Global Security maturing either at Maturity or on a Redemption Date in the following month. The DTC Agent for each Global Security, the Company and DTC will confirm the amounts of such principal and interest payments with respect to each such Global Security on or about the fifth Business Day preceding the Maturity Date or Redemption Date of such Global Security. On or before such Maturity or Redemption, the Company will pay to the Trustee the principal amount or redemption price of such Global Security, together with interest due at such Maturity. The Trustee will pay such amount to DTC at the times and in the manner set forth below under “Manner of Payment”. If any Maturity of a Global Security representing Book-Entry Notes is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity Date or Redemption Date. Promptly after payment to DTC of the principal and interest or redemption price due on the Maturity Date or on the Redemption Date of such Global Security, the Trustee will cancel and dispose of such Global Security in accordance with the Indenture and deliver a certificate of such disposal to the Company.

Manner of Payment. The total amount of any principal and interest or redemption price due on Global Securities on any Interest Payment Date or at Maturity or upon redemption or repayment shall be paid by the Company to the Trustee in immediately available funds no later than 9:30 A.M. (New York City time) on such date. The Company will make such payment on such Global Securities by instructing the Trustee to withdraw funds from an account maintained by the Company with the DTC Agent. The Company will confirm any such instructions in writing to the Trustee. Prior to 10:00 A.M. (New York City time) on the Maturity Date or as soon as possible thereafter, the Trustee will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of principal (together with interest thereon) due on a Global Security on such Maturity Date or Redemption Date. On each Interest Payment Date (other than at Maturity), interest payments shall be made to DTC, in same day funds, in accordance with existing arrangements between the relevant DTC Agent and DTC. On each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the Book-Entry Notes represented by such Global Securities are recorded in the book-entry system maintained by DTC. None of the Company (as issuer or as paying agent), the Guarantor, the Trustee or the DTC Agent shall have any direct responsibility or liability for the payment by DTC to such Participants of the principal of and interest on the Book-Entry Notes. If an issue of Notes is denominated in a currency other than the U.S. dollar, the Company will make payments of principal and any interest in the currency in which the Notes are denominated (the “foreign currency”) or in U.S. dollars. If such Notes are held through DTC, all such payments of principal and interest will be made in U.S. dollars.

The Trustee shall notify DTC on or prior to the second Business Day prior to payment date of the conversion rate to be used and the resulting U.S. dollar amount to be paid per U.S.$1,000 face amount. In the event that the Trustee’s quotation to convert the foreign currency into U.S. dollars is not available, the Trustee shall notify DTC’s Dividend Department that the entire payment is to be made in the foreign currency. In such event, DTC will ask its Participants for payment instructions and forward such instructions to the Trustee and the Trustee shall use such instructions to pay the Participants directly.

Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Procedures upon Company’s Exercise of Optional Reset or Optional Extension of Maturity:	Company Notice to Trustee regarding Exercise of Optional Reset. Not less than 45 or more than 60 days before an Optional Reset Date as set forth in a Book-Entry Note, the Company will notify the Trustee whether it is exercising its option to reset the interest rate or Spread or Spread Multiplier, as the case may be, for such Book-Entry Note, and if so, (i) the new interest rate or Spread or Spread Multiplier, as the case may be, for such Book-Entry Note during the period from such Optional Reset Date to the next Optional Reset Date as set forth in such Book-Entry Note or, if there is no such next Optional Reset Date, to the Stated Maturity of such Book-Entry Note (the “Subsequent Interest Period”); and (ii) the provisions, if any, for redemption of such Book-Entry Note during such Subsequent Interest Period, including the date or dates on which or the period or periods during which such redemption may occur during such Subsequent Interest Period.

Company Notice to Trustee regarding Exercise of Optional Extension of Maturity. If the Company elects to exercise an option, as set forth in a Book-Entry Note, to extend the Stated Maturity of such Note, it will so notify the Trustee no less than 45 or more than 60 days before the Stated Maturity of such Book-Entry Note, and will further indicate (i) the new Stated Maturity; (ii) the interest rate or Spread or Spread Multiplier, as the case may be, applicable to the extension period; and (iii) the provisions, if any, for redemption of such Book-Entry Note during such extension period, including the date or dates on which or the period or periods during which such redemption may occur during such extension period.

Trustee Notice to DTC regarding Company’s Exercise of Optional Extension or Reset. Upon receipt of notice from the Company regarding the Company’s exercise of either an optional extension of maturity or an optional reset, the Trustee will hand-deliver a notice to DTC not less than 40 days before the Optional Reset Date (in which case a “Reset Notice”) or the Stated Maturity (in which case an “Extension Notice”), as the case may be, which Reset Notice or Extension Notice shall identify such Book-Entry Note by CUSIP number and shall contain the information required by the terms of the Book-Entry Note.

Trustee Notice to Company regarding Option to be Repaid. If, after receipt of either a Reset Notice or an Extension Notice, DTC exercises the option for repayment by tendering the Global Security representing the Book-Entry Note to be repaid as set forth in such Note, the Trustee shall give notice to the Company not less than 22 days before the Optional Reset Date or the old Stated Maturity, as the case may be, of the principal amount of Book-Entry Notes to be repaid on such Optional Reset Date or old Stated Maturity, as the case may be.

Company Notice regarding New Interest Rate or New Spread or Spread Multiplier. If the Company elects to revoke the interest rate or Spread or Spread Multiplier provided for in the Reset Notice and establish a higher interest rate or Spread or Spread Multiplier for an Optional Reset Period or extension period, as the case may be, it shall, not less than 20 days before such Optional Reset Date or old Stated Maturity, so notify the Trustee. The Trustee will promptly thereafter notify DTC of the new interest rate or Spread or Spread Multiplier applicable to such Book-Entry Note.

Trustee Notice to Company regarding DTC Revocation of Option to be Repaid. If, after DTC has tendered any Book-Entry Notes for repayment pursuant to an Extension Notice or an Optional Reset Notice, DTC then revokes such tender for repayment, the Trustee upon being notified of such revocation shall give notice to the Company not less than five days prior to the Stated Maturity or Optional Reset Date, as the case may be, of such revocation and of the principal amount of Book-Entry Notes for which tender for repayment has been revoked.

Deposit of Repayment Price. On or before any old Stated Maturity where the Maturity has been extended, and on or before any Optional Reset Date, the Company shall deposit with the Trustee an amount of money sufficient to pay the principal amount, plus interest accrued to such old Stated Maturity or Optional Reset Date, as the case may be, for all the Book-Entry Notes or portions thereof which are to be repaid on such old Stated Maturity or Optional Reset Date, as the case may be. The Trustee will use such money to repay such Book-Entry Notes pursuant to the terms set forth in such Notes.

Procedures upon Company Notice to Trustee regarding Company’s Exercise of Optional Redemption:	Company Notice to Trustee regarding Company’s Exercise of Optional Redemption. At least 45 days prior to the date on which it intends to redeem a Book-Entry Note, the Company will notify the Trustee that it is exercising such option with respect to such Book-Entry Note on such date.

Trustee Notice to DTC regarding Company’s Exercise of Optional Redemption. After receipt of notice that the Company is exercising its option to redeem a Book-Entry Note, the Trustee will, at least 30 days before the redemption date for such Book-Entry Note, deliver to DTC a notice identifying such Book-Entry Note by CUSIP number and informing DTC of the Company’s exercise of such option with respect to such Book-Entry Note.

Deposit of Redemption Price. On or before any redemption date, the Company shall deposit with the Trustee an amount of money sufficient to pay the redemption price, plus interest accrued to such redemption date, for all the Book-Entry Notes or portions thereof for which the

Trustee serves as Trustee and which are to be repaid on such redemption date. The Trustee will use such money to repay such Book-Entry Notes pursuant to the terms set forth in such Notes.

Payments of Principal and Interest Upon Exercise of Optional Repayment (Except Pursuant to Company’s Exercise of Optional Reset or Optional Extension):	Trustee Notice to Company of Option to be Repaid. Upon receipt of notice of exercise of the option for repayment and the Global Securities representing the Book-Entry Notes so to be repaid as set forth in such Notes, the Trustee shall (unless such notice was received pursuant to the Company’s exercise of an optional reset or an optional extension of maturity, in each of which cases the relevant procedures set forth above are to be followed) give notice to the Company not less than 20 days prior to each Optional Repayment Date of such Optional Repayment Date and of the principal amount of Book-Entry Notes to be repaid on such Optional Repayment Date.

Deposit of Repayment Price. On or prior to any Optional Repayment Date, the Company shall deposit with the Trustee an amount of money sufficient to pay the optional repayment price, and accrued interest thereon to such date, of all the Book-Entry Notes or portions thereof which are to be repaid on such date. The Trustee will use such money to repay such Book-Entry Notes pursuant to the terms set forth in such Notes.

Procedure for Rate Setting and Posting:	The Company and the Agent will discuss from time to time the aggregate principal amount of, the issuance price of, and the interest rates to be borne by, Book-Entry Notes that may be sold as a result of the solicitation of orders by the Agent. If the Company decides to set prices of, and rates borne by, any Book-Entry Notes in respect of which the Agent is to solicit orders (the setting of such prices and rates to be referred to herein as “posting”) or if the Company decides to change prices or rates previously posted by it, it will promptly advise the Agent of the prices and rates to be posted.

Acceptance and Rejection of Orders:	Unless otherwise instructed by the Company, the Agents will advise the Company promptly by telephone or other means of electronic communication of all orders to purchase Book-Entry Notes received by the Agents, other than those rejected by it in whole or in part in the reasonable exercise of its discretion. Unless otherwise agreed by the Company and any Agent, the Company has the right to accept orders to purchase Book-Entry Notes and may reject any such orders in whole or in part.

Preparation of Pricing Supplement:	If any order to purchase a Book-Entry Note is accepted by or on behalf of the Company, the Company will prepare a final pricing supplement or prospectus supplement (a “Final Supplement”) reflecting the terms of such Book-Entry Note, will file such Final Supplement with the Commission in accordance with the applicable paragraph of Rule 424(b)

under the Securities Act and will deliver such number of copies thereof to the Agent as the Agent shall request. If required, the Agent will file such Final Supplement with the Financial Industry Regulatory Authority, Inc. (“FINRA”) and cause a Final Prospectus, including such Final Supplement, to be delivered to the purchaser of such Book-Entry Note or otherwise will comply with the requirements of Rule 173(a) under the Securities Act.

In each instance that a Final Supplement is prepared, the Agents will affix or attach the Final Supplement to the MTN Prospectus and other applicable Supplement(s) prior to their use. Outdated Final Supplements, MTN Prospectus and any other applicable Supplement(s) to which they are attached (other than those retained for files) will be destroyed.

If requested, hard copies of the appropriate number of Final Prospectuses, including the Final Supplement, shall be delivered to the Agent at the addresses designated by such Agent on the Business Day following the acceptance of an offer by or on behalf of the Company.

Suspension of Solicitation; Amendment or Supplement:	Subject to the representations, warranties and covenants of the Company and the Guarantor contained in the Agency Agreement, the Company may instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of orders to purchase Book-Entry Notes. As soon as practicable, but in any event not later than one Business Day after receipt of such notice, the Agents will suspend solicitation until such time as the Company has advised it that such solicitation may be resumed. Except as otherwise provided for in the Agency Agreement, the Company will have discretion regarding whether to amend or supplement the MTN Prospectus. If the Company proposes so to amend or supplement, it will promptly advise the Agents and will furnish the Agents such proposed amendment or supplement.

In the event that at the time the Company suspends solicitation of purchases there shall be any orders outstanding for settlement, the Company will promptly advise the applicable Agents, the Trustee and the DTC Agent whether such orders may be settled and whether copies of the Final Prospectus as in effect at the time of the suspension, including the applicable Final Supplement, (or the notice provided for in Rule 173(a) under the Securities Act, if applicable), may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements that may be made in the event that the Company determines that such orders may not be settled or that copies of such Final Prospectus (or the notice provided for in Rule 173(a) under the Securities Act, if applicable) may not be so delivered.

Delivery of Final Prospectus:	With respect to each offering pursuant to the Agency Agreement, an Agent shall send a copy of the Final Prospectus as the same may be supplemented or amended (either physically or pursuant to Rule 172 under the Act) to the customer or its agent with or prior to the delivery of the written confirmation of sale sent to such customer or agent.

Confirmation:	For each offer to purchase a Book-Entry Note solicited by an Agent and accepted by or on behalf of the Company, the Agent will issue a confirmation, which confirmation may be delivered by facsimile or other electronic transmission, to the purchaser, with a copy to the Company, setting forth the details for settlement set forth below and delivery and payment instructions.

Settlement:	The receipt by the Company of immediately available funds in payment for a Book-Entry Note and the authentication and issuance of the Global Security representing such Book-Entry Note shall constitute “settlement” with respect to such Book-Entry Note, and the date of such settlement, the “Settlement Date”. All orders accepted by the Company will be settled on the third Business Day next succeeding the date of acceptance pursuant to the timetable for settlement set forth below unless the Company and the purchaser agree to settlement on another day which shall be no earlier than the Business Day succeeding the date of sale. In all cases, the Company will notify the Trustee and the DTC Agent on the date issuance instructions are given.

Settlement Procedures:	Settlement Procedures with regard to each Book-Entry Note sold by the Company to or through an Agent, except as otherwise specified pursuant to a Terms Agreement, shall be as follows:

	A.	The Agent will advise the Company by telephone (or by facsimile or other acceptable written means) that such Note is a Book-Entry Note and of the following settlement information:

Principal or face amount.

Series.

Stated Maturity.

In the case of a Fixed Rate Book-Entry Note, the interest rate, and whether and the manner in which such rate may be changed prior to its stated maturity, and reset, redemption, renewability, repayment and extension provisions (if any) or, in the case of a Floating Rate Book-Entry Note, the Base Rate, Initial Interest Rate (if known at such time), Interest Periods, Interest Reset Dates, Index Maturity, Spread and/or Spread Multiplier (if any) and whether and how any Spread and/or Spread Multiplier may be changed prior to the State Maturity, Minimum Interest Rate (if any), Maximum Interest Rate (if any) and reset, redemption, renewability, repayment and extension provisions (if any).

Interest Payment Dates and the Interest Payment Period.

Amortization provisions, if any.

Settlement Date and Issue Date, if different.

Specified currency and if such Book-Entry Note may be settled in any property or currency other than U.S. dollars, the type of such property or currency and the manner in which it will be determined.

Denominated currency, Indexed Currency, Base Exchange Rate, and the Determination Date, if applicable.

Price.

Agent’s commission, determined as provided in the Agency Agreement.

Whether the Notes will have a Survivor’s Option.

Whether such Book-Entry Note is an OID Note and, if so, the total amount of OID, the yield to maturity and the initial accrual period OID.

Any other terms necessary to describe the Book-Entry Note.

B.	The Company will advise the DTC Agent by telephone (confirmed in writing at any time on the same date), written telecommunication or electronic transmission of the information set forth in Settlement Procedure “A” above. Each such communication by the Company shall constitute a representation and warranty by the Company to the DTC Agent, the Trustee and the Agent that (i) such Note is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by the Company and (ii) such Note, and the Global Security representing such Note, will conform with the terms of the Indenture for such Note. The DTC Agent will then assign a CUSIP number to the Global Security representing such Book-Entry Note and notify the Agent and the Company by telephone (confirmed in writing at any time on the same date), written telecommunication or electronic transmission of such CUSIP number as soon as practicable.

C.	The DTC Agent will enter a pending deposit message through DTC’s Participant Terminal System-4 providing the following settlement information to DTC, Standard & Poor’s Corporation, Interactive Data Corporation, the Agent and, upon request, the Trustee for such Notes:

The information set forth in Settlement Procedure “A”.

Identification as a Fixed Rate Book-Entry Note or a Floating Rate Book-Entry Note.

The Initial Interest Payment Date for such Book-Entry Note, number of days by which such date succeeds the related Regular Record Date and amount of interest payable on such Interest Payment Date.

The Interest Payment Period.

The CUSIP number of the Global Security representing such Book-Entry Note.

The participant account numbers maintained by DTC on behalf of the Trustee and such Agent.

Whether such Global Security will represent any other Book-Entry Note (to the extent known at such time).

D.	To the extent the Company has not already done so, the Company will deliver to the Trustee a Global Security in a form that has been approved by the Company, the Agent and the Trustee.

E.	The Trustee will complete such Book-Entry Note, stamp the appropriate legend, as instructed by DTC and the Company, if not already set forth thereon, and authenticate the Global Security representing such Book-Entry Note.

F.	DTC will credit such Book-Entry Note to the DTC Agent’s participant account at DTC.

G.	The DTC Agent will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC to (i) debit such Book-Entry Note to the DTC Agent’s participant account and credit such Book-Entry Note to the Agent’s participant account and (ii) debit the Agent’s settlement account and credit the DTC Agent’s settlement account for an amount equal to the price of such Book-Entry Note less the Agent’s commission, or as otherwise directed by the Company. The entry of such a deliver order shall constitute a representation and warranty by the DTC Agent to DTC that (i) the Global Security representing such Book-Entry Note has been issued and authenticated and (ii) the DTC Agent is holding such Global Security pursuant to the Medium Term Note Certificate Agreement between the DTC Agent and DTC.

H.	Unless the Agent is purchasing such Note as principal, the Agent will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC (i) to debit such Book-Entry Note to the Agent’s participant account and credit such Book-Entry Note to the participant accounts of the Participants with respect to such Book-Entry Note and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Agent for an amount equal to the price of such Book-Entry Note.

I.	Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures “G” and “H” will be settled in accordance with SDFS operating procedures in effect on the settlement date.

J.	The DTC Agent will, upon receipt of funds from the Agent in accordance with Settlement Procedure “G”, credit to an account of the Company maintained at the DTC Agent funds available for immediate use in the amount transferred to the DTC Agent in accordance with Settlement Procedure “G”.

K.	Unless the Agent is purchasing such Book-Entry Note as principal, the Agent will confirm the purchase of such Book-Entry Note to the purchaser either by transmitting to the Participants with respect to such Book-Entry Note a confirmation order or orders through DTC’s institutional delivery system or by mailing a written confirmation to such purchaser.

L.	Monthly, the DTC Agent will send to the Company a statement setting forth the principal amount of Registered Notes Outstanding as of the date of such statement and setting forth a brief description of any sales of which the Company has advised the DTC Agent but which have not yet been settled.

Settlement Procedures Timetable:	For sales by the Company of Book-Entry Notes solicited by the Agent and accepted by the Company (except pursuant to a Terms Agreement) for settlement on the first Business Day after the sale date, Settlement Procedures “A” through “K” set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

	Settlement Procedure	Time
	A	11:00 A.M. on the sale date
	B	12:00 Noon on the sale date
	C	2:00 P.M. on the sale date
	D	3:00 P.M. on the day before settlement
	E	9:00 A.M. on settlement date
	F	10:00 A.M. on settlement date
	G-H	2:00 P.M. on settlement date
	I	4:45 P.M. on settlement date
	J-K	5:00 P.M. on settlement date

If a sale is to be settled more than one Business Day after the sale date, Settlement Procedures “A”, “B” and “C” shall be completed as soon as practicable but no later than 11:00 A.M., 12:00 Noon and 2:00 P.M., respectively, on the first Business Day after the sale date. If the Initial Interest Rate for a Floating Rate Book-Entry Note has not been determined at the time that Settlement Procedure “A” is completed, Settlement Procedures “B” and “C” shall be completed as soon as such rate has been determined but no later than 12:00 Noon and 2:00 P.M., respectively, on the Business Day before the settlement date. Settlement Procedure “I” is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in SDFS operating procedures in effect on the settlement date.

If settlement of a Book-Entry Note is rescheduled or canceled, the DTC Agent for such Book-Entry Note, after receiving notice from the Company or the Agent, will deliver to DTC, through DTC’s Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M. on the Business Day immediately preceding the scheduled settlement date.

Failure to Settle:	If settlement of a Book-Entry Note is rescheduled and the DTC Agent has not entered an SDFS deliver order with respect to a Book-Entry Note pursuant to Settlement Procedure “G”, after receiving notice from the Company or the Agent, the DTC Agent shall deliver to DTC, through DTC’s Participant Terminal System, as soon as practicable, a withdrawal message instructing DTC to debit such Book-Entry Note to the DTC Agent’s participant account. DTC will process the withdrawal message, provided that the DTC Agent’s participant account contains a principal amount of the Global Security representing such Book-Entry Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Security, the Trustee for the Notes represented by such Global Security will mark such Global Security “canceled”, make appropriate entries in its records and dispose of such canceled Global Security in accordance with the applicable Indenture and deliver a certificate of such disposal to the Company. The CUSIP number assigned to such Global Security shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned.

If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Security, the DTC Agent for such Book-Entry Notes will exchange such Global Security for two Global Securities, one of which shall represent such Book-Entry Notes and shall be canceled immediately after issuance and the other of which shall represent the other Book-Entry Notes previously represented by the surrendered Global Security and shall bear the CUSIP number of the surrendered Global Security.

If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Book-Entry Note by the beneficial purchaser thereof (or a Person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Presenting Agent may enter SDFS deliver orders through DTC’s Participant Terminal System reversing the orders entered pursuant to Settlement Procedures “H” and “G”, respectively. Thereafter, the DTC Agent will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than a default by the Agent in the performance of its obligations hereunder and under the Agency Agreement, then the Company will reimburse the Agent for the loss of the use of the funds during the period when they were credited to the account of the Company. Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Security, the DTC Agent for such Book-Entry Note or Notes will provide, in accordance with Settlement Procedures “E” and “G”, for the authentication and issuance of a Global Security representing the other Book-Entry Notes to have been represented by such Global Security and will make appropriate entries in its records.

Trustee Not to Risk Funds:	Nothing herein shall be deemed to require either Trustee to risk or expend its own funds in connection with any payment to the Company, DTC, the Agent or the purchaser, it being understood by all parties that payments made by either Trustee to the Company, DTC, the Agent or the purchaser shall be made only to the extent that funds are provided to the Trustee for such purpose.

Authenticity of Signatures:	The Company will cause the Trustee to furnish the Agent from time to time with the specimen signatures of the Trustee’s officers, employees or agents who has been authorized by the Trustee to authenticate Book-Entry Notes, but the Agent will not have any obligation or liability to the Company or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company or the Trustee on any Book-Entry Note.

Payment of Expenses:	The Agent shall forward to the Company, on a monthly basis, a statement of the out-of-pocket expenses incurred by such Agent during that month that are reimbursable to it pursuant to the terms of the Agency Agreement. The Company will remit payment to the Agent currently on a monthly basis.

Advertising Costs:	The Company will determine with the Agents the amount of advertising that may be appropriate in soliciting offers to purchase the Book-Entry Notes. Advertising expenses will be paid by the Company.

EXHIBIT B

FORM OF TERMS AGREEMENT

Citigroup Global Markets Holdings Inc.

388 Greenwich Street

New York, NY 10013

Attention: Assistant Treasurer

Subject in all respects to the terms and conditions contained in the Amended and Restated Global Selling Agency Agreement dated              (the “Global Selling Agency Agreement”), between Citigroup Global Markets Holdings Inc. (the “Company”), Citigroup Inc. (the “Guarantor”) and the Agents named therein, the undersigned agrees to purchase the following Notes of Citigroup Global Markets Holdings Inc.:

Principal Amount:

Purchaser:

Issue Price:

Original Issue Date:

Stated Maturity:

CUSIP:

Terms of the Notes: As described in the [Preliminary Prospectus/Offering Summary] dated [            ], 20[    ] attached hereto, as supplemented by the Final Term Sheet dated the date hereof and attached hereto.

[Requirements for delivery, if any, of opinions of counsel, certificates from the Company and the Guarantor or their respective officers or a letter from the Guarantor’s independent registered public accountants:]

Other terms:

The provisions of the Global Selling Agency Agreement and the related definitions are incorporated by reference herein and shall be deemed to have the same force and effect as if set forth in full herein. By accepting this Terms Agreement by signing below, the Company additionally represents and warrants that this Terms Agreement has been duly authorized, executed and delivered by it.

Date:
[Purchaser]

By:

Accepted: CITIGROUP GLOBAL MARKETS HOLDINGS INC.

By:

B-1

EXHIBIT C

FORM OF AGENT ACCESSION CONFIRMATION – PROGRAM

To: [Name and address of new Agent]

[date]

Citigroup Global Markets Holdings Inc.

Series N Medium-Term Note Program

Ladies and Gentlemen:

We refer to the Amended and Restated Global Selling Agency Agreement dated              (which agreement, as amended from time to time, is herein referred to as the “Agency Agreement”) entered into in respect of the above Medium-Term Note Program and hereby acknowledge receipt of your Agent Accession Letter to us dated [            ].

In accordance with Section 2(c) of the Agency Agreement we hereby confirm that, with effect from the date hereof, you shall become a party to, and an Agent under, the Agency Agreement, vested with all the authority, rights and powers, and subject to all the duties and obligations of an Agent as if originally named as such under the Agency Agreement.

Yours faithfully,

CITIGROUP GLOBAL MARKETS HOLDINGS INC.

By:
Name:
Title:

C-1

EXHIBIT D

FORM OF AGENT ACCESSION LETTER – PROGRAM

To: Citigroup Global Markets Holdings Inc.

388 Greenwich Street

New York, NY 10013

[date]

Citigroup Global Markets Holdings Inc.

Series N Medium-Term Note Program

Ladies and Gentlemen:

We refer to the Amended and Restated Global Selling Agency Agreement dated             , entered into in respect of the above Medium-Term Note Program and made between Citigroup Global Markets Holdings Inc. (the “Company”), Citigroup Inc. (the “Guarantor”) and the Agents party thereto (which agreement, as amended from time to time, is herein referred to as the “Agency Agreement”).

We confirm that we are in receipt of the documents referenced below (except to the extent we have waived delivery of such documents):

—	a copy of the Agency Agreement;

—	a copy of all documents referred to in Section 5 of the Agency Agreement; and

—	a letter in a form approved by ourselves from each of the legal advisers referred to in Section 5 of the Agency Agreement addressed to ourselves and giving us the full benefit of the existing legal opinions as of the date of such existing legal opinions, and have found them to our satisfaction.

For the purposes of Section 9 of the Agency Agreement our notice details are as follows: [insert name, address, telephone, fax, email address and attention].

In consideration of the Company appointing us as an Agent under the Agency Agreement, we hereby undertake, for the benefit of the Company, the Guarantor and each of the other Agents, that we will perform and comply with all the duties and obligations expressed to be assumed by an Agent under or pursuant to the Agency Agreement. We also undertake to deliver to The Depository Trust Company of New York such pricing letters as it may reasonably require from us in connection with the offer and sale of the Notes.

D-1

This letter is governed by, and shall be construed in accordance with, the laws of the State of New York.

Yours faithfully,

[Name of new Agent]

By:
Name:
Title:

D-2

EXHIBIT E

FORM OF AGENT ACCESSION CONFIRMATION – NOTE ISSUE

To: [Name and address of new Agent]

[date]

Citigroup Global Markets Holdings Inc.

Series N Medium-Term Note Program

Ladies and Gentlemen:

We refer to the Amended and Restated Global Selling Agency Agreement dated              (which agreement, as amended from time to time, is herein referred to as the “Agency Agreement”) entered into in respect of the above Medium-Term Note Program and hereby acknowledge receipt of your Agent Accession Letter to us dated [            ].

In accordance with Section 2(c) of the Agency Agreement we hereby confirm that, with effect from the date hereof solely in respect of the issue of [            ] Notes due [            ] (the “Issue”), you shall become a party to, and an Agent under, the Agency Agreement, vested with all the authority, rights and powers, and subject to all duties and obligations of an Agent in relation to the Issue as if originally named as such under the Agency Agreement.

Such appointment is limited to the Issue and is not for any other issue of Notes of the Company pursuant to the Agency Agreement and such appointment will terminate upon issue of the Notes comprising the Issue but without prejudice to any rights, duties or obligations which have arisen prior to such termination.

Yours faithfully,

CITIGROUP GLOBAL MARKETS HOLDINGS INC.

By:
Name:
Title:

E-1

EXHIBIT F

FORM OF AGENT ACCESSION LETTER – NOTE ISSUE

Citigroup Global Markets Holdings Inc.

388 Greenwich Street

New York, NY 10013

Attention: Assistant Treasurer

Series N Medium-Term Note Program

Ladies and Gentlemen:

We refer to the Amended and Restated Global Selling Agency Agreement dated             , entered into in respect of the above Medium-Term Note Program and made between the Company, Citigroup Inc. and the Agents party thereto (which agreement, as amended from time to time, is herein referred to as the “Global Selling Agency Agreement”).

We confirm that we are in receipt of the documents referenced below (except to the extent that we have waived delivery of such documents): a copy of the Agency Agreement and a copy of all documents referred to in Section 5 of the Agency Agreement, and have found them to our satisfaction.

For the purposes of Section 9 of the Agency Agreement our notice details are as follows: [insert name, address, telephone, fax, email address and attention].

In consideration of the Company appointing us as an Agent solely in respect of the issue of [    ] Notes due [            ] (the “Issue”) under the Agency Agreement, we hereby undertake, for the benefit of the Company, the Guarantor and each of the other Agents, that in relation to the Issue we will perform and comply with all the duties and obligations expressed to be assumed by an Agent under or pursuant to the Agency Agreement.

We acknowledge that such appointment is limited to the Issue and is not for any other issue of Notes of the Company pursuant to the Agency Agreement and that such appointment will terminate upon issue of the Notes comprising the Issue but without prejudice to any rights, duties or obligations which have arisen prior to such termination.

F-1

This letter is governed by, and shall be construed in accordance with, the laws of the State of New York.

Yours faithfully,

[Name of new Agent]

By:
Title:

F-2

EXHIBIT G

[date]

To the Agents listed on Schedule I of the Agency Agreement

Ladies and Gentlemen:

Re: Notice of New Registration Statement on Form S-3 (No. [        ])

In accordance with the provisions of the Amended and Restated Global Selling Agency Agreement dated             as supplemented and amended from time to time, between Citigroup Global Markets Holdings Inc. (the “Company”), Citigroup Inc. (the “Guarantor”) and the Agents listed in Schedule I thereto (the “Agency Agreement”), we hereby notify you that a Registration Statement on Form S-3 (No. [            ]) relating to the Notes was filed by the Company and the Guarantor with the U.S. Securities and Exchange Commission (the “Commission”) on [date], (the “New Registration Statement”) and [became effective upon filing / was declared effective by the Commission as of [time] on [date]].

Accordingly, the file number contained in the definition of “Registration Statement” in the fourth paragraph of the Agency Agreement shall be hereafter deemed to refer to the file number of the New Registration Statement, and all references in the Agency Agreement to the “Registration Statement” shall be hereafter deemed to refer to the New Registration Statement.

Very truly yours,

CITIGROUP GLOBAL MARKETS HOLDINGS INC.

By:
Name:
Title:

CITIGROUP INC.

By:
Name:
Title:

G-1